QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2009

QUIDEL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)
10165 McKellar Court San Diego, California 92121 (Address of Principal Executive Offices)		92121 (Zip Code)

Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)   At the annual meeting of stockholders of Quidel Corporation (the "Company") held on May 12, 2009, the stockholders approved the amendment and restatement of the Company's 2001 Equity Incentive Plan to, among other matters, increase the number of authorized shares available for issuance under the plan by 1,350,000 shares.

        The description of the Amended and Restated 2001 Equity Incentive Plan provided above is qualified in its entirety by reference to the full text of the Amended and Restated 2001 Equity Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated into this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.

        (d)   Exhibits.

        The following exhibit is filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Amended and Restated 2001 Equity Incentive Plan.

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2009

QUIDEL CORPORATION
By:	/s/ Robert J. Bujarski
Name:	Robert J. Bujarski
Its:	Senior Vice President, General Counsel & Corporate Secretary

 EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Amended and Restated 2001 Equity Incentive Plan.

QuickLinks

  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX